Exhibit 99.2

[FRONT OF PROXY CARD]

ELGIN BANK OF TEXAS
SPECIAL MEETING OF SHAREHOLDERS

This Proxy Is Solicited by the Board of Directors for Use
at the Special Meeting of Shareholders on July 6, 2005

      The undersigned hereby makes, constitutes and appoints      ,       and      , and each of them, attorneys, agents and proxies with full power of substitution to vote all shares of capital stock of Elgin Bank of Texas (the “Bank”) that the undersigned is entitled to vote at a Special Meeting of Shareholders (the “Meeting”) to be held at the office of the Bank, located at 31 North Main Street, Elgin, Texas on July 6, 2005 at 10:00 a.m. Elgin, Texas time and at any and all adjournments and postponements thereof, in accordance with the following:

      1. Approval of the Agreement and Plan of Merger dated as of January 26, 2005, by and among Franklin Bank Corp., Franklin Bank, S.S.B. and the Bank (the “Agreement”), and the transactions contemplated by the Agreement, as described in the Proxy Statement/Prospectus dated                     , 2005.

☐ FOR	☐ AGAINST	☐ ABSTAIN

      2. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

      THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE PERSONS NAMED HEREIN WITH RESPECT TO ALL OTHER MATTERS THAT MAY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS THEREOF.

The Board of Directors recommends a vote “FOR” the
proposal listed above.

(Continued and to be SIGNED on Reverse Side)

[REVERSE SIDE OF PROXY CARD]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Bank at the Meeting of the shareholder’s decision to revoke this proxy, then the power of such attorneys or proxies shall be revoked and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Bank or by duly executing a proxy bearing a later date.

      The undersigned acknowledges receipt from the Bank, prior to the execution of this proxy, of Notice of the Special Meeting of the Shareholders and a Proxy Statement/Prospectus dated                     , 2005 relating to the Special Meeting.

Dated:	, 2005

Signature of Shareholder
Please sign exactly as your name(s) appear(s) on your stock certificate. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

      PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.